Consent of Independent Registered Public Accounting Firm

-----------------------------------------------------------------

The board and shareholders
RiverSource International Series, Inc.:
     RiverSource Disciplined International Equity Fund
     RiverSource European Equity Fund
     RiverSource International Opportunity Fund

We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the
Registration Statement.

                                                     /s/ KPMG LLP
                                                     ------------
                                                         KPMG LLP

Minneapolis, Minnesota
December 20, 2006